Exhibit 23.2





                            CONSENT OF COUNSEL


I hereby consent to the filing of my opinion as an exhibit to the registration statement on Form S-3. However, I do not admit that I am in the category of those persons whose consent is required to be so filed by Section 7(a) of the Securities Act of 1993.

Yours Sincerely,

s/ Stephen E. Rounds

Stephen E. Rounds